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EXHIBIT (h)(1)(ii)

                                     FORM OF

                                  AMENDMENT TO

                            ADMINISTRATION AGREEMENT

     This Amendment (the "Amendment") dated as of November __, 2006 amends the Amended and Restated Administration Agreement dated as of January 31, 2005, as amended and restated on May 1, 2005, between BB&T Funds (the "Trust"), a Massachusetts business trust, and BB&T Asset Management, Inc. ("BB&T"), an investment adviser registered with the Securities and Exchange Commission, (as such agreement has been amended to date, the "Agreement").

     WHEREAS, pursuant to the Agreement, BB&T performs certain services for the Trust and the investment portfolios of the Trust; and

     WHEREAS, the parties wish to extend and amend the term of the Agreement.

     NOW THEREFORE, the Trust and BB&T, in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, agree as follows:

     1. Extension of Initial Term; Automatic Termination.

          Schedule A to the Agreement is hereby amended to extend the end of the Initial Term to April 30, 2007 and to provide that at the end of the Initial Term, the Agreement automatically terminates.

     2. Miscellaneous.

          (a) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Agreement.

          (b) This Amendment supersedes all prior negotiations, understandings and agreements with respect to the subject matter covered in this Amendment, whether written or oral.

          (c) Except as expressly set forth in this Amendment, the Agreement remain unchanged and in full force and effect.

          (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

          (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

                                    * * * * *

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     IN WITNESS WHEREOF, a duly authorized officer of each party has signed this
Amendment as of the date set forth above.

BB&T Funds


By:
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Name:
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Title:
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BB&T Asset Management, Inc.


By:
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Name:
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Title:
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